EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
December 31, 2014

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land Held	23
Equity Research Coverage	2	Summary of Construction Projects	24
Selected Financial Summary Data	3	Summary of Redevelopment Projects	25
Selected Consolidated Portfolio Data	4	Summary of Land Held	26

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Equity Analysis	27
Consolidated Statements of Operations	6-7	Debt Analysis	28-29
Consolidated Statements of FFO	8-9	Debt Maturity Schedule	30
Consolidated Reconciliations of AFFO	10	Consolidated Joint Ventures	31

PORTFOLIO INFORMATION:	Section III	RECONCILIATIONS & DEFINITIONS:	Section VI
Consolidated Office Properties by Region	11	Supplementary Reconciliations of Non-GAAP Measures	32-35
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Definitions	36-41
Unstabilized Office Properties	13
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Leasing - Core Office	17-18
Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS 2014 RESULTS

COLUMBIA, MD February 10, 2015 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2014.

“Fourth quarter and full year results topped off a strong year for our Company and were in line with our expectations,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “During the year, we further honed our portfolio by investing in new development projects at multiple locations and by continuing to sell non-strategic assets. We also improved our capital position by accessing the public debt and equity markets.”

Results:
For the fourth quarter ended December 31, 2014 - Diluted earnings per share (“EPS”) was $0.01 for the quarter ended December 31, 2014 as compared to $0.94 for the fourth quarter of 2013. Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.34 for the fourth quarter of 2014 as compared to $1.21 for the fourth quarter of 2013. FFOPS, as adjusted for comparability, was $0.49 for the quarter ended December 31, 2014 as compared to $0.48 for the fourth quarter of 2013.

For the year ended December 31, 2014 - EPS was $0.25 for the year ended December 31, 2014 as compared to $0.83 for 2013. Per NAREIT’s definition, FFOPS for 2014 was $1.69 as compared to $2.40 for 2013. FFOPS for the full year 2014, as adjusted for comparability, was $1.88 as compared to $1.97 reported for 2013.

Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), gains (losses) on early extinguishment of debt, derivative losses, executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

i

Operating Performance:
Portfolio Summary - At December 31, 2014, the Company’s operating portfolio of 173 operating office properties totaled 16.8 million square feet that were 90.9% occupied and 92.4% leased.

Same Office Performance - At December 31, 2014, COPT’s same office portfolio represented 89.4% of the rentable square feet of the portfolio, consisted of 160 properties and was 91.3% occupied and 92.5% leased.

For the quarter ended December 31, 2014, the Company’s same office property cash NOI, excluding gross lease termination fees, increased 3.6% as compared to the quarter ended December 31, 2013. For the full year, same office property cash NOI, excluding gross lease termination fees, increased 1.3% as compared to 2013.

Leasing - COPT completed a total of 1.0 million and 3.0 million square feet of leasing, respectively, for the quarter and year ended December 31, 2014. During these same periods, the Company’s respective renewal rates were 63% and 70%.

In the fourth quarter, lease terms on renewals averaged 5.8 years and for development and other new leases averaged 11.5 years. During the full year, average lease terms on renewals were 5.0 years and on development and other new leases were 9.3 years.

For the quarter and year ended December 31, 2014, total rent on renewed space increased 9.7% and 7.3%, respectively, as measured on a GAAP basis; on a cash basis, renewal rates were flat in the fourth quarter of 2014 and declined 2.2% for the year as compared to the expiring rents.

During the fourth quarter, leasing highlights include:

•
long-term lease with a subsidiary of an investment-grade Fortune 500 company to deliver a 120,000 square foot shell building on land the Company owns in Ashburn, VA (Ashburn Crossing). This will be the third building of a three-building campus. The Company has commenced construction of the building in anticipation of a lease start date in the first quarter of 2015.

•
full-building lease on a 240,000 square foot, Class A office development in Northern Virginia. The project has been leased to a customer in the Company’s strategic tenant niche for a multi-year lease term. The lease start date is anticipated to be the second quarter of 2017.

•	lease for 0.3 mega watts at COPT DC-6 in Manassas, VA.

Investment Activity:
Developments - The Company has ten properties totaling 1.5 million square feet under construction for a total projected cost of $331.9 million, of which $172.4 million had been incurred which were 75% leased. COPT has 344,000 square feet in five properties under redevelopment which were 41% leased.

Dispositions - During 2014, the Company disposed of eight buildings aggregating 303,000 square feet and non-strategic land for $57.1 million.

Balance Sheet and Capital Transactions:
As of December 31, 2014, the Company’s debt to adjusted book ratio was 39.7%, adjusted debt to in-place adjusted EBITDA ratio was 6.3x, and, for the three months ended December 31, 2014, its adjusted EBITDA fixed charge coverage ratio was 2.8x. Also, the Company’s weighted average interest rate was 4.2% for the quarter ended December 31, 2014 and, including the effect of interest rate swaps, 89% of the Company’s debt was subject to fixed interest rates.

In May, the Company issued $300 million of 3.70% senior unsecured notes due June 15, 2021 at a price equal to 99.739% of the principal amount. Also in May, the Company redeemed all of its 2,000,000 outstanding

7.5% Series H Cumulative Redeemable Preferred Shares, at a price of $25.3230 per share including accrued and unpaid dividends through the date of redemption.

In November, the Company completed its public offering of 5,520,000 newly issued common shares, which reflects the full exercise by the underwriter of its option to purchase 720,000 shares. The offering generated net proceeds of approximately $148.7 million, after the underwriting discount and offering-related expenses payable by the Company.

In early December, the Company, using primarily proceeds from the November common stock offering defeased $211.5 million of secured non-recourse debt.

Conference Call Information:
Management will discuss fourth quarter and full year 2014 earnings results, as well as its 2015 guidance, on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:    Tuesday, February 10, 2015 at 6:00 a.m. Eastern Time
Conference Call Date:     Tuesday, February 10, 2015
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     888-713-4199
Telephone Number: (outside the U.S.)    617-213-4861
Passcode:    44019327

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PL46J93RD

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Tuesday, February 10 at 4:00 p.m. Eastern Time through Tuesday, February 24 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 70008103. To access the replay outside the United States, please call 617-801-6888 and use passcode 70008103.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of December 31, 2014, COPT derived 77% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of December 31, 2014, the Company’s consolidated portfolio consisted of 173 office properties totaling 16.8 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Revenues
Real estate revenues	$120,613	$118,487	$479,725	$460,997
Construction contract and other service revenues	26,358	10,315	106,748	62,363
Total revenues	146,971	128,802	586,473	523,360
Expenses
Property operating expenses	43,334	44,117	179,934	167,199
Depreciation and amortization associated with real estate operations	31,358	30,326	136,086	113,214
Construction contract and other service expenses	24,705	9,710	100,058	58,875
Impairment losses	48	—	1,416	5,857
General and administrative expenses	7,206	6,523	24,841	23,736
Leasing expenses	1,706	1,916	6,953	7,133
Business development expenses and land carry costs	1,466	1,367	5,573	5,436
Total operating expenses	109,823	93,959	454,861	381,450
Operating income	37,148	34,843	131,612	141,910
Interest expense	(23,286)	(21,276)	(92,393)	(82,010)
Interest and other income	1,148	885	4,923	3,834
Loss on early extinguishment of debt	(9,106)	(2)	(9,552)	(27,030)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	5,904	14,450	34,590	36,704
Equity in income of unconsolidated entities	23	1,899	229	2,110
Income tax expense	(53)	(1,917)	(310)	(1,978)
Income from continuing operations	5,874	14,432	34,509	36,836
Discontinued operations	22	71,907	26	55,692
Income before gain on sales of real estate	5,896	86,339	34,535	92,528
Gain on sales of real estate, net of income taxes	41	6,333	10,671	9,016
Net income	5,937	92,672	45,206	101,544
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(64)	(3,757)	(1,006)	(3,283)
Preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
Other consolidated entities	(804)	(1,734)	(3,285)	(3,894)
Net income attributable to COPT	4,904	87,016	40,255	93,707
Preferred share dividends	(3,552)	(4,490)	(15,939)	(19,971)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	(2,904)
Net income attributable to COPT common shareholders	$1,352	$82,526	$22,547	$70,832

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$1,352	$82,526	$22,547	$70,832
Amount allocable to restricted shares	(100)	(348)	(432)	(414)
Numerator for diluted EPS	$1,252	$82,178	$22,115	$70,418

Denominator:
Weighted average common shares - basic	90,752	87,010	88,092	85,167
Dilutive effect of share-based compensation awards	196	42	171	57
Weighted average common shares - diluted	90,948	87,052	88,263	85,224
Diluted EPS	$0.01	$0.94	$0.25	$0.83

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net income	$5,937	$92,672	$45,206	$101,544
Real estate-related depreciation and amortization	31,358	31,322	136,086	117,719
Impairment losses on previously depreciated operating properties	48	921	1,370	32,047
Loss (gain) on sales of previously depreciated operating properties	2	(9,004)	(5,117)	(9,004)
Funds from operations (“FFO”)	37,345	115,911	177,545	242,306
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(867)	(880)	(3,216)	(3,710)
Preferred share dividends	(3,552)	(4,490)	(15,939)	(19,971)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	(2,904)
Basic and diluted FFO allocable to restricted shares	(123)	(462)	(665)	(912)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	32,638	109,914	155,296	214,149
Gain on sales of non-operating properties	(43)	—	(5,578)	(2,683)
Impairment losses on other properties	—	—	49	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	1,855	—	1,855
Loss (gain) on early extinguishment of debt	9,106	(67,808)	9,668	(40,780)
Issuance costs associated with redeemed preferred shares	—	—	1,769	2,904
Add: Negative FFO of properties to be conveyed to extinguish debt in default (1)	3,493	—	10,928	—
Executive transition costs	1,056	—	1,056	—
Diluted FFO comparability adjustments allocable to restricted shares	(59)	168	(78)	168
Diluted FFO available to common share and common unit holders, as adjusted for comparability	46,191	44,129	173,110	175,613
Straight line rent adjustments	(379)	3,157	(1,820)	(3,667)
Straight line rent adjustments - properties in default to be conveyed	(47)	—	(142)	—
Amortization of intangibles included in net operating income	208	224	855	803
Share-based compensation, net of amounts capitalized	1,504	1,661	6,067	6,530
Amortization of deferred financing costs	1,020	1,159	4,666	5,451
Amortization of deferred financing costs - properties in default to be conveyed	—	—	(333)	—
Amortization of net debt discounts, net of amounts capitalized	261	(48)	920	1,015
Amortization of settled debt hedges	11	15	57	61
Recurring capital expenditures	(8,633)	(21,935)	(50,199)	(43,633)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$40,136	$28,362	$133,181	$142,173
Diluted FFO per share	$0.34	$1.21	$1.69	$2.40
Diluted FFO per share, as adjusted for comparability	$0.49	$0.48	$1.88	$1.97
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2014	December 31, 2013
Balance Sheet Data
Properties, net of accumulated depreciation	$3,296,914	$3,214,301
Total assets	3,670,257	3,629,952
Debt, net	1,920,057	1,927,703
Total liabilities	2,130,956	2,114,945
Redeemable noncontrolling interest	18,417	17,758
Equity	1,520,884	1,497,249
Debt to adjusted book	39.7%	43.6%
Debt to total market capitalization	39.3%	44.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	173	177
Total net rentable square feet owned (in thousands)	16,790	16,045
Occupancy %	90.9%	88.7%
Leased %	92.4%	90.0%

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2014		2013		2014		2013
Payout ratios
Diluted FFO	81.8%		22.9%		65.8%		46.5%
Diluted FFO, as adjusted for comparability	57.8%		56.9%		59.0%		56.7%
Diluted AFFO	66.5%		88.6%		76.7%		70.0%
Adjusted EBITDA interest coverage ratio	4.0	x	3.3	x	3.7	x	3.5	x
Adjusted EBITDA fixed charge coverage ratio	2.8	x	2.4	x	2.7	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.3	x	6.8	x	N/A		N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	90,948		87,052		88,263		85,224
Weighted average common units	3,846		3,978		3,897		3,869
Denominator for diluted FFO per share	94,794		91,030		92,160		89,093

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$37,345		$115,911		$177,545		$242,306
Gain on sales of non-operating properties	(43)		—		(5,578)		(2,683)
Impairment losses on non-operating properties, net of associated tax	—		—		49		—
Valuation allowance on tax asset associated with FFO comparability adjustments	—		1,855		—		1,855
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	9,106		(67,808)		9,668		(40,780)
Issuance costs associated with redeemed preferred shares	—		—		1,769		2,904
Add: Negative FFO of properties to be conveyed to extinguish debt in default	3,493		—		10,928		—
Executive transition costs	1,056		—		1,056		—
FFO, as adjusted for comparability	$50,957		$49,958		$195,437		$203,602

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$25,638	$24,026	$97,944	$95,246
Common unit distributions	1,055	1,094	4,270	4,280
Dividends and distributions for payout ratios	$26,693	$25,120	$102,214	$99,526

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$5,937	$92,672	$45,206	$101,544
Interest expense on continuing operations	23,286	21,276	92,393	82,010
Interest expense on discontinued operations	—	1,905	—	8,221
Income tax expense	53	1,917	310	1,978
Real estate-related depreciation and amortization	31,358	31,322	136,086	117,719
Depreciation of furniture, fixtures and equipment	513	495	2,404	2,054
Impairment losses	48	921	1,419	32,047
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	9,106	(67,808)	9,668	(40,780)
Loss (gain) on sales of operating properties	2	(9,004)	(5,117)	(9,004)
Gain on sales of non-operational properties	(43)	—	(5,578)	(2,683)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(74)	221	291	206
EBITDA of properties to be conveyed to extinguish debt in default	(828)	—	(2,091)	—
Executive transition costs	1,056	—	1,056	—
Adjusted EBITDA	$70,414	$73,917	$276,047	$293,312
Less: Net operating income from properties in quarter of disposition	—	(5,107)
Adjusted and in-place adjusted EBITDA	$70,414	$68,810

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$23,286	$21,276	$92,393	$82,010
Interest expense from discontinued operations	—	1,905	—	8,221
Less: Amortization of deferred financing costs	(1,020)	(1,159)	(4,666)	(5,451)
Less: Amortization of net debt discount, net of amounts capitalized	(261)	48	(920)	(1,015)
Less: Interest exp. on debt in default to be extin. via conveyance of properties	(4,320)	—	(12,684)	—
Denominator for interest coverage-Adjusted EBITDA	17,685	22,070	74,123	83,765
Scheduled principal amortization	1,603	2,252	6,517	9,481
Capitalized interest	1,740	2,042	6,065	8,785
Preferred share dividends	3,552	4,490	15,939	19,971
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$24,745	$31,019	$103,304	$122,662

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$7,239	$6,430	$29,651	$17,413
Building improvements on operating properties	4,974	12,898	23,432	21,893
Leasing costs for operating properties	1,341	4,286	8,536	9,400
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,747)	—	(2,734)	(238)
Less: Nonrecurring building improvements on operating properties	(3,012)	(1,381)	(8,281)	(4,494)
Less: Nonrecurring leasing costs for operating properties	(162)	(275)	(405)	(311)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	(23)	—	(30)
Recurring capital expenditures	$8,633	$21,935	$50,199	$43,633

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$68,861	$66,162	$269,593	$267,742
Less: Straight-line rent adjustments	(1,857)	(999)	(3,798)	(4,831)
Less: Amortization of deferred market rental revenue	(2)	1	17	(38)
Add: Amortization of below-market cost arrangements	272	319	1,089	1,277
Same office property cash net operating income	67,274	65,483	266,901	264,150
Less: Lease termination fees, gross	(741)	(1,249)	(1,618)	(2,270)
Same office property cash net operating income, excluding gross lease termination fees	$66,533	$64,234	$265,283	$261,880

	December 31, 2014	December 31, 2013
Reconciliation of total assets to adjusted book
Total assets	$3,670,257	$3,629,952
Accumulated depreciation	703,083	597,649
Accumulated amortization of real estate intangibles and deferred leasing costs	214,611	193,142
Less: Adjusted book assoc. with properties to be conveyed to extinguish debt in default	(131,118)	—
Adjusted book	$4,456,833	$4,420,743

Reconciliation of debt to adjusted debt
Debt, net	$1,920,057	$1,927,703
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	—
Numerator for debt to adjusted book ratio	1,770,057	1,927,703
Less: Cash and cash equivalents	(6,077)	(54,373)
Adjusted debt	$1,763,980	$1,873,330

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of December 31, 2014, COPT derived 77% of its portfolio annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and their contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of December 31, 2014, COPT’s core portfolio of 173 office properties encompassed 16.8 million square feet and was 92% leased. As of the same date, COPT also owned one wholesale data center that was 73% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and their contractors, most of whom are engaged in national security and information technology related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Anthony Mifsud, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Credit Suisse	Ian Weissman	917-846-3831	ian.weissman@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Years Ended
SUMMARY OF RESULTS	12/31/14		9/30/14		6/30/14		3/31/14		12/31/13		12/31/14		12/31/13
Same Office NOI	$68,861		$67,941		$67,086		$65,705		$66,162		$269,593		$267,742
NOI from real estate operations	$77,301		$75,359		$72,108		$75,144		$79,621		$299,912		$317,929
Adjusted EBITDA	$70,414		$69,122		$65,800		$70,711		$73,917		$276,047		$293,312
Net income attributable to COPT common shareholders	$1,352		$19,167		$1,777		$251		$82,526		$22,547		$70,832
FFO - per NAREIT	$37,345		$49,655		$41,273		$49,272		$115,911		$177,545		$242,306
FFO - as adjusted for comparability	$50,957		$48,151		$47,034		$49,295		$49,958		$195,437		$203,602
Basic and diluted FFO available to common share and common unit holders	$32,638		$44,916		$34,091		$43,651		$109,914		$155,296		$214,149
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$46,191		$43,419		$39,826		$43,674		$44,129		$173,110		$175,613
Diluted AFFO avail. to common share and common unit holders	$40,136		$28,977		$27,561		$36,507		$28,362		$133,181		$142,173
Per share - diluted:
EPS	$0.01		$0.22		$0.02		$0.00		$0.94		$0.25		$0.83
FFO - NAREIT	$0.34		$0.49		$0.37		$0.48		$1.21		$1.69		$2.40
FFO - as adjusted for comparability	$0.49		$0.48		$0.44		$0.48		$0.48		$1.88		$1.97
Dividend per common share	$0.275		$0.275		$0.275		$0.275		$0.275		$1.100		$1.100
Payout ratios:
Diluted FFO	81.8%		56.0%		73.8%		57.7%		22.9%		65.8%		46.5%
Diluted FFO - as adjusted for comparability	57.8%		58.0%		63.2%		57.6%		56.9%		59.0%		56.7%
Diluted AFFO	66.5%		86.9%		91.3%		69.0%		88.6%		76.7%		70.0%
Rental revenue operating margin	79.0%		78.3%		76.4%		76.7%		77.6%		77.6%		78.5%
CAPITALIZATION
Total Market Capitalization	$4,882,468		$4,613,107		$4,853,704		$4,627,913		$4,350,189
Total Equity Market Capitalization	$2,962,411		$2,563,115		$2,754,361		$2,696,082		$2,422,486
Debt, net	$1,920,057		$2,049,992		$2,099,343		$1,931,831		$1,927,703
Debt to Total Market Capitalization	39.3%		44.4%		43.3%		41.7%		44.3%
Debt to Adjusted book	39.7%		42.8%		43.9%		43.5%		43.6%
Adjusted EBITDA interest coverage ratio	4.0	x	3.6	x	3.7	x	3.6	x	3.3	x	3.7	x	3.5	x
Adjusted EBITDA debt service coverage ratio	3.7	x	3.4	x	3.4	x	3.3	x	3.0	x	3.4	x	3.1	x
Adjusted EBITDA fixed charge coverage ratio	2.8	x	2.7	x	2.6	x	2.6	x	2.4	x	2.7	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio	6.3	x	6.7	x	7.1	x	6.8	x	6.8	x	N/A		N/A
OTHER
Revenue from early termination of leases	$611		$239		$72		$1,112		$1,676		$2,034		$4,682
Capitalized interest costs	$1,740		$1,314		$1,422		$1,589		$2,042		$6,065		$8,785

Corporate Office Properties Trust
Selected Consolidated Portfolio Data (1)

	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13

# of Operating Office Properties
Total Portfolio	173	174	180	183	183
Core Portfolio	173	174	172	181	177
Same Office Properties	160	160	160	160	160

% Occupied
Total Portfolio	90.9%	91.5%	89.3%	89.8%	89.1%
Core Portfolio	90.9%	91.5%	90.0%	89.7%	88.7%
Same Office Properties	91.3%	92.5%	91.2%	91.5%	91.0%

% Leased
Total Portfolio	92.4%	93.0%	91.4%	91.1%	90.3%
Core Portfolio	92.4%	93.0%	92.2%	91.0%	90.0%
Same Office Properties	92.5%	93.7%	93.3%	93.0%	92.3%

Square Feet of Office Properties (in thousands)
Total Portfolio	16,790	16,863	16,923	17,473	17,370
Core Portfolio	16,790	16,863	16,620	16,808	16,045
Same Office Properties	15,019	15,019	15,019	15,019	15,019

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	9	9
MWs Leased	6.56	6.26	6.26	6.26	6.26

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Assets
Properties, net
Operating properties, net	$2,751,488	$2,757,207	$2,724,242	$2,729,003	$2,702,693
Construction and redevelopment in progress, including land (1)	222,146	167,618	168,996	159,468	160,436
Land held for future development (1)	323,280	346,331	361,004	336,157	351,172
Total properties, net	3,296,914	3,271,156	3,254,242	3,224,628	3,214,301
Assets held for sale	14,339	—	22,868	—	—
Cash and cash equivalents	6,077	40,018	76,216	18,374	54,373
Restricted cash and marketable securities	9,069	14,371	11,689	10,965	11,448
Accounts receivable, net	26,901	20,180	30,911	30,152	27,000
Deferred rent receivable, net	95,910	95,405	93,270	91,082	89,456
Intangible assets on real estate acquisitions, net	43,854	48,300	51,645	55,678	59,258
Deferred leasing and financing costs, net	64,797	65,009	65,251	65,855	66,267
Mortgage and other investing receivables	52,147	50,886	56,549	55,231	53,663
Prepaid expenses and other assets	60,249	74,863	46,859	53,932	54,186
Total assets	$3,670,257	$3,680,188	$3,709,500	$3,605,897	$3,629,952
Liabilities and equity
Liabilities:
Debt, net	$1,920,057	$2,049,992	$2,099,343	$1,931,831	$1,927,703
Accounts payable and accrued expenses	123,035	123,893	105,205	97,451	98,785
Rents received in advance and security deposits	31,011	33,075	27,520	28,267	31,492
Dividends and distributions payable	29,862	28,344	28,342	29,122	29,080
Deferred revenue associated with operating leases	13,031	13,420	12,355	12,281	10,369
Interest rate derivatives	1,855	2,236	3,236	3,196	3,309
Other liabilities	12,105	13,288	14,818	13,060	14,207
Total liabilities	2,130,956	2,264,248	2,290,819	2,115,208	2,114,945
Redeemable noncontrolling interest	18,417	18,436	18,901	17,654	17,758
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	249,083	249,083
Common shares	933	877	877	876	874
Additional paid-in capital	1,969,968	1,822,283	1,819,436	1,816,467	1,814,015
Cumulative distributions in excess of net income	(717,264)	(692,978)	(688,033)	(665,708)	(641,868)
Accumulated other comprehensive income (loss)	(1,297)	871	(761)	2,072	3,480
Total COPT’s shareholders’ equity	1,451,423	1,330,136	1,330,602	1,402,790	1,425,584
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	51,534	49,781	50,323	51,757	53,468
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,127	8,787	10,055	9,688	9,397
Total noncontrolling interests in subsidiaries	69,461	67,368	69,178	70,245	71,665
Total equity	1,520,884	1,397,504	1,399,780	1,473,035	1,497,249
Total liabilities, redeemable noncontrolling interest and equity	$3,670,257	$3,680,188	$3,709,500	$3,605,897	$3,629,952
(1) Please refer to pages 23-26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Revenues
Rental revenue	$97,822	$96,207	$94,332	$98,035	$96,700	$386,396	$377,611
Tenant recoveries and other real estate operations revenue	22,791	22,069	21,627	26,842	21,787	93,329	83,386
Construction contract and other service revenues	26,358	34,739	23,861	21,790	10,315	106,748	62,363
Total revenues	146,971	153,015	139,820	146,667	128,802	586,473	523,360
Expenses
Property operating expenses	43,334	43,056	43,772	49,772	44,117	179,934	167,199
Depreciation and amortization associated with real estate operations	31,358	30,237	30,895	43,596	30,326	136,086	113,214
Construction contract and other service expenses	24,705	33,593	23,136	18,624	9,710	100,058	58,875
Impairment losses	48	66	1,302	—	—	1,416	5,857
General and administrative expenses	7,206	5,662	5,815	6,158	6,523	24,841	23,736
Leasing expenses	1,706	1,549	1,713	1,985	1,916	6,953	7,133
Business development expenses and land carry costs	1,466	1,430	1,351	1,326	1,367	5,573	5,436
Total operating expenses	109,823	115,593	107,984	121,461	93,959	454,861	381,450
Operating income	37,148	37,422	31,836	25,206	34,843	131,612	141,910
Interest expense	(23,286)	(24,802)	(23,478)	(20,827)	(21,276)	(92,393)	(82,010)
Interest and other income	1,148	1,191	1,299	1,285	885	4,923	3,834
Loss on early extinguishment of debt	(9,106)	(176)	(270)	—	(2)	(9,552)	(27,030)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	5,904	13,635	9,387	5,664	14,450	34,590	36,704
Equity in income (loss) of unconsolidated entities	23	193	(47)	60	1,899	229	2,110
Income tax expense	(53)	(101)	(92)	(64)	(1,917)	(310)	(1,978)
Income from continuing operations	5,874	13,727	9,248	5,660	14,432	34,509	36,836
Discontinued operations	22	191	(198)	11	71,907	26	55,692
Income before gain on sales of real estate	5,896	13,918	9,050	5,671	86,339	34,535	92,528
Gain on sales of real estate	41	10,630	—	—	6,333	10,671	9,016
Net income	5,937	24,548	9,050	5,671	92,672	45,206	101,544
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(64)	(768)	(158)	(16)	(3,757)	(1,006)	(3,283)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(804)	(895)	(837)	(749)	(1,734)	(3,285)	(3,894)
Net income attributable to COPT	4,904	22,720	7,890	4,741	87,016	40,255	93,707
Preferred share dividends	(3,552)	(3,553)	(4,344)	(4,490)	(4,490)	(15,939)	(19,971)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	—	—	(1,769)	(2,904)
Net income attributable to COPT common shareholders	$1,352	$19,167	$1,777	$251	$82,526	$22,547	$70,832

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$1,352	$19,167	$1,777	$251	$82,526	$22,547	$70,832
Amount allocable to restricted shares	(100)	(103)	(108)	(121)	(348)	(432)	(414)
Numerator for diluted EPS	$1,252	$19,064	$1,669	$130	$82,178	$22,115	$70,418
Denominator:
Weighted average common shares - basic	90,752	87,290	87,214	87,080	87,010	88,092	85,167
Dilutive effect of share-based compensation awards	196	195	201	112	42	171	57
Weighted average common shares - diluted	90,948	87,485	87,415	87,192	87,052	88,263	85,224
Diluted EPS	$0.01	$0.22	$0.02	$0.00	$0.94	$0.25	$0.83

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
NOI from real estate operations (1) (2)
Real estate revenues	$120,611	$118,240	$115,964	$124,896	$126,720	$479,711	$498,633
Real estate property operating expenses	(43,310)	(42,881)	(43,856)	(49,752)	(47,099)	(179,799)	(180,704)
NOI from real estate operations	77,301	75,359	72,108	75,144	79,621	299,912	317,929
General and administrative expenses	(7,206)	(5,662)	(5,815)	(6,158)	(6,523)	(24,841)	(23,736)
Leasing expenses (2)	(1,706)	(1,549)	(1,713)	(1,985)	(1,919)	(6,953)	(7,137)
Business development expenses and land carry costs (2)	(1,466)	(1,430)	(1,351)	(1,326)	(1,367)	(5,573)	(5,436)
NOI from construction contracts and other service operations	1,653	1,146	725	3,166	605	6,690	3,488
Impairment losses on non-operating properties	—	(49)	—	—	—	(49)	—
Equity in income (loss) of unconsolidated entities	23	193	(47)	60	1,899	229	2,110
Interest and other income	1,148	1,191	1,299	1,285	885	4,923	3,834
(Loss) gain on early extinguishment of debt (2)	(9,106)	(176)	(363)	(23)	67,808	(9,668)	40,780
Gain on sales of non-operating properties	43	5,535	—	—	—	5,578	2,683
Total interest expense (2)	(23,286)	(24,802)	(23,478)	(20,827)	(23,181)	(92,393)	(90,231)
Income tax expense	(53)	(101)	(92)	(64)	(1,917)	(310)	(1,978)
FFO - per NAREIT (1)	37,345	49,655	41,273	49,272	115,911	177,545	242,306
Preferred share dividends	(3,552)	(3,553)	(4,344)	(4,490)	(4,490)	(15,939)	(19,971)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	—	—	(1,769)	(2,904)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(867)	(830)	(758)	(761)	(880)	(3,216)	(3,710)
Basic and diluted FFO allocable to restricted shares	(123)	(191)	(146)	(205)	(462)	(665)	(912)
Basic and diluted FFO available to common share and common unit holders (1)	32,638	44,916	34,091	43,651	109,914	155,296	214,149
Gain on sales of non-operating properties, net of associated income tax	(43)	(5,535)	—	—	—	(5,578)	(2,683)
Impairment losses on non-operating properties, net of associated tax	—	49	—	—	—	49	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	—	1,855	—	1,855
Loss (gain) on early extinguishment of debt (2)	9,106	176	363	23	(67,808)	9,668	(40,780)
Issuance costs associated with redeemed preferred shares	—	—	1,769	—	—	1,769	2,904
Add: Negative FFO of properties to be conveyed to extinguish debt in default (3)	3,493	3,806	3,629	—	—	10,928	—
Executive transition costs	1,056	—	—	—	—	1,056	—
Diluted FFO comparability adjustments allocable to restricted shares	(59)	7	(26)	—	168	(78)	168
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$46,191	$43,419	$39,826	$43,674	$44,129	$173,110	$175,613

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.
(3) Interest expense exceeded NOI from these properties by the amounts in the statement.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Net income	$5,937	$24,548	$9,050	$5,671	$92,672	$45,206	$101,544
Real estate-related depreciation and amortization	31,358	30,237	30,895	43,596	31,322	136,086	117,719
Impairment losses (recoveries) on previously depreciated operating properties (1)(2)	48	(7)	1,328	1	921	1,370	32,047
Loss (gain) on sales of previously depreciated operating properties (2)	2	(5,123)	—	4	(9,004)	(5,117)	(9,004)
FFO - per NAREIT (3)	37,345	49,655	41,273	49,272	115,911	177,545	242,306
Gain on sales of non-operating properties	(43)	(5,535)	—	—	—	(5,578)	(2,683)
Impairment losses on non-operating properties, net of associated tax	—	49	—	—	—	49	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	—	1,855	—	1,855
Loss (gain) on early extinguishment of debt (2)	9,106	176	363	23	(67,808)	9,668	(40,780)
Issuance costs associated with redeemed preferred shares	—	—	1,769	—	—	1,769	2,904
Add: Negative FFO of properties to be conveyed to extinguish debt in default	3,493	3,806	3,629	—	—	10,928	—
Executive transition costs	1,056	—	—	—	—	1,056	—
FFO - as adjusted for comparability (3)	$50,957	$48,151	$47,034	$49,295	$49,958	$195,437	$203,602

Weighted Average Shares for period ended:
Common Shares Outstanding	90,752	87,290	87,214	87,080	87,010	88,092	85,167
Dilutive effect of share-based compensation awards	196	195	201	112	42	171	57
Common Units	3,846	3,876	3,912	3,958	3,978	3,897	3,869
Denominator for FFO per share - diluted	94,794	91,361	91,327	91,150	91,030	92,160	89,093
Weighted average common units	(3,846)	(3,876)	(3,912)	(3,958)	(3,978)	(3,897)	(3,869)
Denominator for diluted EPS	90,948	87,485	87,415	87,192	87,052	88,263	85,224

(1) Please see reconciliations on pages 32 through 34.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$46,191	$43,419	$39,826	$43,674	$44,129	$173,110	$175,613
Straight line rent adjustments (1)	(379)	(456)	(1,745)	760	3,157	(1,820)	(3,667)
Straight line rent adjustments on properties to be conveyed to extinguish debt in default	(47)	(96)	1	—	—	(142)	—
Amortization of intangibles included in NOI	208	206	224	217	224	855	803
Share-based compensation, net of amounts capitalized	1,504	1,507	1,501	1,555	1,661	6,067	6,530
Amortization of deferred financing costs	1,020	1,357	1,122	1,167	1,159	4,666	5,451
Amortization of deferred financing costs on debt in default to be extinguished via conveyance of properties	—	(306)	(27)	—	—	(333)	—
Amortization of net debt discounts, net of amounts capitalized	261	259	229	171	(48)	920	1,015
Amortization of settled debt hedges	11	16	15	15	15	57	61
Recurring capital expenditures on properties to be held	(8,633)	(16,929)	(13,585)	(11,052)	(21,935)	(50,199)	(43,633)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$40,136	$28,977	$27,561	$36,507	$28,362	$133,181	$142,173
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$7,239	$11,581	$4,512	$6,319	$6,430	$29,651	$17,413
Building improvements on operating properties	4,974	8,119	6,357	3,982	12,898	23,432	21,893
Leasing costs for operating properties	1,341	2,877	2,790	1,528	4,286	8,536	9,400
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,747)	(1,454)	483	(16)	—	(2,734)	(238)
Less: Nonrecurring building improvements on operating properties	(3,012)	(4,182)	(519)	(568)	(1,381)	(8,281)	(4,494)
Less: Nonrecurring leasing costs for operating properties	(162)	(12)	(38)	(193)	(275)	(405)	(311)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	—	—	—	(23)	—	(30)
Recurring capital expenditures	$8,633	$16,929	$13,585	$11,052	$21,935	$50,199	$43,633

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - December 31, 2014 (1)

	Operational Properties				Construction/ Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet
Baltimore/Washington Corridor:
National Business Park	29	3,485,071	95.7%	97.0%	1	191,464
Columbia Gateway	27	2,141,654	91.3%	91.9%	1	52,000
Airport Square/bwtech	14	1,090,111	86.4%	88.2%	2	123,902
Commons/Parkway	10	431,246	91.1%	91.1%	—	—
Other	11	1,119,849	98.2%	98.5%	1	119,980
Subtotal	91	8,267,931	93.4%	94.4%	5	487,346
Northern Virginia:
Westfields Corporate Center (1)	7	769,035	75.5%	79.4%	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—
Herndon, Tysons Corner and Merrifield	9	1,701,754	92.6%	95.0%	—	—
Other	3	543,765	100.0%	100.0%	6	980,330
Subtotal (1)	20	3,253,826	86.8%	88.9%	6	980,330
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	1	160,466
Other	2	120,054	73.8%	73.8%	—	—
Subtotal	8	912,508	96.6%	96.6%	1	160,466
Huntsville	5	562,757	80.8%	94.9%	1	69,191
Washington, DC- Capital Riverfront (Maritime)	2	360,326	74.4%	74.4%	—	—
St. Mary’s & King George Counties	18	874,408	90.8%	91.4%	1	27,122
Greater Baltimore:
White Marsh and Rt 83 Corridor	20	984,186	93.2%	94.0%	—	—
Canton Crossing-Baltimore City	1	480,348	97.9%	97.9%	—	—
North Gate Business Park	3	284,907	46.0%	46.0%	—	—
Subtotal	24	1,749,441	86.8%	87.2%	—	—
Greater Philadelphia, Pennsylvania	3	513,347	96.2%	99.1%	1	140,765
Other	2	295,842	100.0%	100.0%	—	—
Total (1)	173	16,790,386	90.9%	92.4%	15	1,865,220

(1)
Amounts reported exclude the effect of two properties (totaling 665,000 square feet that were 36.1% occupied and 36.4% leased) serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)
This schedule includes properties under, or contractually committed for, construction or redevelopment as of December 31, 2014 and two additional properties to be constructed that became 100% leased in February 2015. Please refer to pages 24 and 25.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 12/31/14
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/14	12/31/14
Same Office Properties (3)
Stabilized properties	157	14,628	92.6%	93.8%	$408,622	91.5%	$67,973	$267,296
Unstabilized properties (4)	3	391	42.6%	44.5%	5,627	1.3%	888	2,297
Total Same Office Properties	160	15,019	91.3%	92.5%	414,249	92.8%	68,861	269,593
Office Properties Placed in Service (5)
Stabilized properties	10	1,330	98.8%	100.0%	23,882	5.3%	5,181	16,362
Unstabilized properties (4)	3	441	50.5%	64.7%	8,453	1.9%	1,394	4,590
Other, including Wholesale Data Center	—	—	—%	—%	N/A	N/A	984	2,836
Total Core Portfolio	173	16,790	90.9%	92.4%	446,584	100.0%	76,420	293,381
Office Properties to be Conveyed (6)	N/A	N/A	N/A	N/A	N/A	N/A	828	5,665
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	53	866
Total Portfolio (7)	173	16,790	90.9%	92.4%	$446,584	100.0%	$77,301	$299,912

Core Portfolio
Demand Driver Adjacent (8)	83	8,745	89.7%	91.5%	$258,508	57.9%	$43,664	$170,681
U.S. Government/Defense Contractor (9)	32	3,644	96.3%	96.3%	83,798	18.8%	15,361	59,532
Total Strategic Tenant Niche	115	12,389	91.6%	92.9%	342,306	76.6%	59,025	230,213
Regional Office (10)	58	4,401	88.7%	90.8%	104,278	23.4%	16,410	60,207
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	985	2,961
Total Core Portfolio	173	16,790	90.9%	92.4%	$446,584	100.0%	$76,420	$293,381

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $9.95 million as of 12/31/14.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/13.

(4)	Properties with first generation operational space less than 90% occupied at 12/31/14, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

(6)
Properties serving as collateral for debt which is in default. In connection with loan default proceedings, we expect to transfer title to the properties and be relieved of the debt obligation plus accrued interest. Includes two properties totaling 665,000 square feet that were 36.1% occupied and 36.4% leased with annualized rental revenue of $6.8 million as of 12/31/14.

(7)
Total portfolio amounts exclude the effect of office properties to be conveyed for all reported amounts except for NOI from real estate operations. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(8)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(9)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(10)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - December 31, 2014

Property Grouping	Operational Square Feet	Average Occupancy % for Quarter Ended	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,566	58.0%	61.4%	65.6%
206 Research Blvd	128,119	0%	0%	0%
210 Research Blvd	79,596	67.6%	67.6%	67.6%
Total Unstabilized Same Office Properties	391,281	41.0%	42.6%	44.5%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	51.3%	51.3%	51.3%
420 National Business Parkway	139,056	69.4%	71.7%	71.7%
7200 Redstone Gateway	62,405	0.0%	0.0%	100.0%
Total Unstabilized Office Properties Placed in Service	440,733	49.8%	50.5%	64.7%
Total Unstabilized Office Properties	832,014	45.6%	46.8%	55.2%

(1) Properties with first generation operational space less than 90% occupied at 12/31/14. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/13.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Real estate revenues
Baltimore/Washington Corridor	$58,739	$58,883	$57,456	$61,113	$60,011	$236,191	$237,869
Northern Virginia	22,028	21,369	20,898	24,968	23,018	89,263	92,010
San Antonio	10,109	9,031	8,758	8,479	9,041	36,377	33,060
Huntsville	3,016	2,471	2,404	2,555	1,591	10,446	5,050
Washington, DC - Capitol Riverfront	3,610	3,524	3,831	3,634	4,147	14,599	16,863
St. Mary’s and King George Counties	4,060	4,158	4,202	4,316	4,213	16,736	16,568
Greater Baltimore	10,635	10,436	11,024	11,496	10,407	43,591	42,653
Greater Philadelphia	3,272	2,951	2,366	3,340	3,395	11,929	11,924
Colorado Springs	(7)	—	(12)	18	5,568	(1)	25,290
Other	2,488	2,541	2,545	2,576	2,504	10,150	10,075
Wholesale Data Center	2,661	2,876	2,492	2,401	2,825	10,430	7,271
Real estate revenues	$120,611	$118,240	$115,964	$124,896	$126,720	$479,711	$498,633

NOI
Baltimore/Washington Corridor	$40,009	$39,426	$38,108	$37,516	$38,880	$155,059	$157,315
Northern Virginia	14,620	13,869	13,247	15,995	15,065	57,731	60,037
San Antonio	3,938	3,931	3,941	4,005	3,837	15,815	15,429
Huntsville	2,225	1,708	1,545	1,902	1,183	7,380	3,768
Washington, DC - Capitol Riverfront	1,645	1,700	2,077	1,869	2,072	7,291	9,019
St. Mary’s and King George Counties	2,862	2,881	2,913	2,812	2,900	11,468	11,540
Greater Baltimore	6,643	6,626	6,524	6,020	6,232	25,813	26,070
Greater Philadelphia	2,167	2,114	1,222	2,040	2,446	7,543	8,493
Colorado Springs	(14)	(3)	(23)	27	3,549	(13)	16,288
Other	2,209	2,284	1,943	2,245	2,312	8,681	9,059
Wholesale Data Center	997	823	611	713	1,145	3,144	911
NOI from real estate operations	$77,301	$75,359	$72,108	$75,144	$79,621	$299,912	$317,929

Cash NOI
Baltimore/Washington Corridor	$40,125	$38,114	$36,993	$36,709	$37,195	$151,941	$152,574
Northern Virginia (1)	14,994	16,159	14,124	18,921	19,580	64,198	64,965
San Antonio	3,838	3,733	3,737	3,796	3,628	15,104	14,117
Huntsville	2,280	1,917	1,881	1,908	1,337	7,986	4,317
Washington, DC - Capitol Riverfront	1,681	1,775	2,149	1,932	2,175	7,537	9,417
St. Mary’s and King George Counties	2,769	2,491	2,598	2,877	2,946	10,735	11,601
Greater Baltimore	6,770	6,614	6,483	5,994	6,365	25,861	26,384
Greater Philadelphia	1,952	1,641	601	1,414	1,788	5,608	7,067
Colorado Springs	(14)	(3)	(23)	27	3,501	(13)	15,306
Other	2,160	2,220	1,848	2,149	2,211	8,377	8,556
Wholesale Data Center	984	807	573	677	2,489	3,041	1,285
Cash NOI from real estate operations	$77,539	$75,468	$70,964	$76,404	$83,215	$300,375	$315,589
Straight line rent adjustments	56	182	1,453	(954)	(3,296)	737	3,413
Add: Amortization of deferred market rental revenue	4	6	(12)	(5)	36	(7)	234
Less: Amortization of below-market cost arrangements	(298)	(297)	(297)	(301)	(334)	(1,193)	(1,307)
NOI from real estate operations	$77,301	$75,359	$72,108	$75,144	$79,621	$299,912	$317,929
*     Includes continuing and discontinued operations.

(1)
Cash NOI attributable to properties serving as collateral for debt that are expected to be conveyed in order to extinguish such debt totaled $880,000 for the three months ended December 31, 2014 and $6.1 million for the year ended December 31, 2014.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Years Ended
			12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Baltimore Washington Corridor	87	7,888,508	93.5%	93.5%	92.9%	93.3%	93.1%	93.3%	92.6%
Northern Virginia	16	2,470,789	91.2%	92.2%	90.6%	90.5%	89.7%	91.1%	89.1%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%	96.5%
Huntsville	1	137,048	77.2%	88.7%	80.4%	85.0%	83.0%	82.8%	83.0%
Washington, DC - Capitol Riverfront	2	360,326	73.8%	72.6%	75.9%	76.4%	76.4%	74.7%	85.9%
St. Mary’s and King George Counties	18	874,408	91.1%	91.7%	92.9%	92.1%	89.2%	92.0%	88.1%
Greater Baltimore	24	1,749,441	86.0%	84.8%	83.6%	82.9%	82.5%	84.3%	82.6%
Greater Philadelphia	2	329,964	98.8%	98.4%	87.5%	87.5%	87.5%	93.0%	84.6%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	160	15,018,834	91.9%	92.1%	91.2%	91.3%	90.8%	91.6%	90.5%
Total Same Office Properties occupancy as of period end			91.3%	92.5%	91.2%	91.5%	91.0%	91.3%	91.0%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Office Properties:
Baltimore/Washington Corridor	$56,272	$56,831	$56,268	$60,005	$56,595	$229,376	$223,665
Northern Virginia	16,790	16,560	16,394	17,025	16,432	66,769	66,135
San Antonio	10,109	9,031	8,758	8,479	9,041	36,377	33,060
Huntsville	566	733	669	792	713	2,760	2,939
Washington, DC - Capitol Riverfront	3,610	3,524	3,831	3,634	4,147	14,599	16,863
St. Mary’s and King George Counties	4,060	4,158	4,202	4,316	4,189	16,736	16,298
Greater Baltimore	10,620	10,175	10,270	10,777	9,774	41,842	39,851
Greater Philadelphia	2,293	1,956	1,813	1,979	1,846	8,041	7,043
Other	2,392	2,441	2,443	2,477	2,405	9,753	9,673
Real estate revenues	$106,712	$105,409	$104,648	$109,484	$105,142	$426,253	$415,527

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Office Properties:
Baltimore/Washington Corridor	$38,246	$37,877	$37,462	$36,837	$37,012	$150,422	$149,353
Northern Virginia	11,516	11,082	10,800	10,539	10,609	43,937	42,811
San Antonio	3,939	3,931	3,941	4,005	3,837	15,816	15,429
Huntsville	342	504	452	555	500	1,853	2,166
Washington, DC - Capitol Riverfront	1,646	1,700	2,076	1,869	2,072	7,291	9,019
St. Mary’s and King George Counties	2,867	2,883	2,931	2,839	2,898	11,520	11,343
Greater Baltimore	6,612	6,466	6,111	5,807	5,886	24,996	24,452
Greater Philadelphia	1,510	1,311	1,126	1,070	1,167	5,017	4,444
Other	2,183	2,187	2,187	2,184	2,181	8,741	8,725
Same office property NOI	68,861	67,941	67,086	65,705	66,162	269,593	267,742
Straight line rent adjustments	(1,857)	(461)	(938)	(542)	(999)	(3,798)	(4,831)
Less: Amortization of deferred market rental revenue	(2)	(4)	15	8	1	17	(38)
Add: Amortization of below-market cost arrangements	272	273	272	272	319	1,089	1,277
Same office property cash NOI	67,274	67,749	66,435	65,443	65,483	266,901	264,150
Less: Lease termination fees, gross	(741)	(272)	(93)	(512)	(1,249)	(1,618)	(2,270)
Same office property cash NOI, excluding gross lease termination fees	$66,533	$67,477	$66,342	$64,931	$64,234	$265,283	$261,880
Percentage change in same office property cash NOI (1)	2.7%					1.0%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	3.6%					1.3%

Note:	Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Core Office
Quarter Ended December 31, 2014

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	468,611	25,577	29,240	—	—	17,897	—	541,325
Expiring Square Feet	557,054	173,238	79,849	—	25,962	17,897	—	854,000
Vacated Square Feet	88,443	147,661	50,609	—	25,962	—	—	312,675
Retention Rate (% based upon square feet)	84.12%	14.76%	36.62%	—%	—%	100.00%	0.00%	63.39%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$14.25	$16.01	$18.57	$—	$—	$1.91	$—	$14.16
Weighted Average Lease Term in Years	6.2	3.4	5.0	—	—	1.9	—	5.8
GAAP Rent Per Square Foot
Renewal GAAP Rent	$39.31	$29.33	$23.09	$—	$—	$20.14	$—	$37.33
Expiring GAAP Rent	$35.34	$30.28	$25.51	$—	$—	$19.25	$—	$34.04
Change in GAAP Rent	11.24%	(3.15)%	(9.48)%	—%	—%	4.64%	0.00%	9.67%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.84	$32.50	$21.75	$—	$—	$19.87	$—	$36.12
Expiring Cash Rent	$37.53	$32.84	$27.03	$—	$—	$19.87	$—	$36.16
Change in Cash Rent	0.82%	(1.03)%	(19.53)%	—%	—%	—%	0.00%	(0.10)%

New Leases
Development and Redevelopment Space
Leased Square Feet	—	366,447	—	—	—	—	38,624	405,071
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$7.14	$—	$—	$—	$—	$64.89	$12.64
Weighted Average Lease Term in Years	—	13.3	—	—	—	—	5.9	12.6
GAAP Rent Per Square Foot	$—	$16.68	$—	$—	$—	$—	$25.00	$17.47
Cash Rent Per Square Foot	$—	$16.32	$—	$—	$—	$—	$24.07	$17.06

Other New Leases (1)
Leased Square Feet	20,777	18,947	17,074	3,331	15,445	7,585	—	83,159
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$50.81	$49.33	$19.75	$58.39	$20.63	$9.08	$—	$34.99
Weighted Average Lease Term in Years	6.7	6.7	6.0	6.0	3.2	5.7	—	5.8
GAAP Rent Per Square Foot	$22.76	$26.96	$19.41	$37.25	$18.46	$20.09	$—	$22.57
Cash Rent Per Square Foot	$22.06	$27.72	$19.50	$39.00	$19.19	$19.27	$—	$22.71

Total Square Feet Leased	489,388	410,971	46,314	3,331	15,445	25,482	38,624	1,029,555

(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Leasing - Core Office
Year Ended December 31, 2014

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	1,218,107	72,440	—	29,240	—	70,793	115,928	—	1,506,508
Expiring Square Feet	1,459,426	286,039	—	103,148	14,289	135,229	167,370	—	2,165,501
Vacated Square Feet	241,319	213,599	—	73,908	14,289	64,436	51,442	—	658,993
Retention Rate (% based upon square feet)	83.46%	25.33%	0.00%	28.35%	0.00%	52.35%	69.26%	0.00%	69.57%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$16.24	$20.98	$—	$18.57	$—	$4.78	$8.20	$—	$15.36
Weighted Average Lease Term in Years	5.4	4.7	—	5.0	—	1.9	2.5	—	5.0
GAAP Rent Per Square Foot
Renewal GAAP Rent	$33.77	$29.46	$—	$23.09	$—	$26.72	$20.44	$—	$32.00
Expiring GAAP Rent	$31.00	$30.26	$—	$25.51	$—	$26.42	$20.41	$—	$29.83
Change in GAAP Rent	8.91%	(2.66)%	—%	(9.48)%	0.00%	1.14%	0.14%	0.00%	7.26%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.57	$29.39	$—	$21.75	$—	$26.51	$19.55	$—	$30.92
Expiring Cash Rent	$33.02	$32.61	$—	$27.03	$—	$26.87	$20.10	$—	$31.60
Change in Cash Rent	(1.35)%	(9.86)%	—%	(19.53)%	—%	(1.34)%	(2.77)%	0.00%	(2.15)%
New Leases
Development and Redevelopment Space
Leased Square Feet	122,297	388,913	160,561	131,557	—	—	—	89,371	892,699
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$69.98	$12.16	$68.25	$61.45	$—	$—	$—	$70.48	$43.27
Weighted Average Lease Term in Years	9.1	13.1	10.0	10.0	—	—	—	8.1	11.1
GAAP Rent Per Square Foot	$32.21	$17.52	$31.91	$17.61	$—	$—	$—	$24.15	$22.80
Cash Rent Per Square Foot	$30.30	$17.07	$28.33	$16.59	$—	$—	$—	$23.92	$21.52
Other New Leases (1)
Leased Square Feet	284,022	154,315	—	54,204	6,329	33,196	81,466	—	613,532
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$42.89	$49.22	$—	$17.80	$67.85	$25.17	$30.83	$—	$39.96
Weighted Average Lease Term in Years	6.9	7.0	—	5.3	5.8	3.7	7.5	—	6.7
GAAP Rent Per Square Foot	$25.30	$25.70	$—	$17.68	$37.27	$21.00	$19.78	$—	$23.89
Cash Rent Per Square Foot	$24.76	$24.90	$—	$17.98	$38.53	$21.22	$19.29	$—	$23.42

Total Square Feet Leased	1,624,426	615,668	160,561	215,001	6,329	103,989	197,394	89,371	3,012,739
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Retention rate includes early renewals and excludes the effect of a 219,000 square foot property vacated in Greater Philadelphia that was removed from service for redevelopment; our renewal rate would be 63.2% if the effect of the Greater Philadelphia property vacancy were included.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/14 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Office Properties

Baltimore/Washington Corridor	49	751,813	$22,877	5.1%	$30.43	23	599,055	$19,554	5.7%	$32.64
Northern Virginia	15	471,026	16,547	3.7%	35.13	6	423,596	15,189	4.4%	35.86
Huntsville	1	7,638	145	—%	18.98	1	7,638	145	0.0%	18.98
Washington, DC-Capitol Riverfront	10	55,712	2,776	0.6%	49.83	10	55,712	2,776	0.8%	49.83
St. Mary’s and King George Cos.	30	420,427	7,657	1.7%	18.21	30	420,427	7,657	2.2%	18.21
Greater Baltimore	15	113,069	2,778	0.6%	24.57	4	22,453	721	0.2%	32.11
2015	120	1,819,685	52,780	11.8%	29.01	74	1,528,881	46,042	13.5%	30.11
Baltimore/Washington Corridor	36	796,622	23,493	5.3%	29.49	21	725,977	21,536	6.3%	29.66
Northern Virginia	14	324,999	9,820	2.2%	30.22	9	283,482	8,328	2.4%	29.38
Washington, DC-Capitol Riverfront	2	34,220	1,734	0.4%	50.67	2	34,220	1,734	0.5%	50.67
St. Mary’s and King George Cos.	11	112,707	2,135	0.5%	18.94	11	112,707	2,135	0.6%	18.94
Greater Baltimore	20	198,270	5,505	1.2%	27.77	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2016	85	1,472,752	42,776	9.6%	29.04	43	1,156,386	33,733	9.9%	29.17
Baltimore/Washington Corridor	47	1,359,121	41,399	9.3%	30.46	27	1,006,022	32,256	9.4%	32.06
Northern Virginia	11	298,732	9,785	2.2%	32.76	3	206,221	6,526	1.9%	31.65
Huntsville	1	1,697	34	—%	20.04	1	1,697	34	0.0%	20.04
St. Mary’s and King George Cos.	3	15,950	395	0.1%	24.76	3	15,950	395	0.1%	24.76
Greater Baltimore	16	202,589	4,545	1.0%	22.43	2	3,174	89	0.0%	28.04
Greater Philadelphia	1	4,808	133	—%	27.66	—	—	—	0.0%	—
2017	79	1,882,897	56,291	12.6%	29.90	36	1,233,064	39,300	11.5%	31.87
Baltimore/Washington Corridor	46	1,212,337	37,138	8.3%	30.63	31	1,055,375	32,664	9.5%	30.95
Northern Virginia	13	423,262	12,996	2.9%	30.70	9	226,279	4,645	1.4%	20.53
San Antonio	1	45,935	657	0.1%	14.30	—	—	—	0.0%	—
Huntsville	2	242,216	5,325	1.2%	21.98	2	242,216	5,325	1.6%	21.98
Washington, DC-Capitol Riverfront	3	61,649	2,872	0.6%	46.59	3	61,649	2,872	0.8%	46.59
St. Mary’s and King George Cos.	3	21,842	435	0.1%	19.92	3	21,842	435	0.1%	19.92
Greater Baltimore	6	134,874	4,013	0.9%	29.75	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	107	—%	25.31	—	—	—	0.0%	—
2018	75	2,146,343	63,543	14.2%	29.61	48	1,607,361	45,941	13.4%	28.58

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	45	1,394,715	41,513	9.3%	29.76	27	1,108,382	34,786	10.2%	31.38
Northern Virginia	13	318,751	11,016	2.5%	34.56	6	200,268	6,965	2.0%	34.78
Huntsville	4	82,165	1,641	0.4%	19.97	4	82,165	1,642	0.5%	19.98
Washington, DC-Capitol Riverfront	1	7,091	348	0.1%	49.08	1	7,091	348	0.1%	49.08
St. Mary’s and King George Cos.	6	32,784	738	0.2%	22.51	6	32,784	739	0.2%	22.54
Greater Baltimore	12	124,875	3,270	0.7%	26.19	2	49,123	1,447	0.4%	29.46
Greater Philadelphia	4	17,434	429	0.1%	24.61	—	—	—	0.0%	—
2019	85	1,977,815	58,955	13.2%	29.81	46	1,479,813	45,927	13.4%	31.04
Thereafter	164	5,955,867	172,239	38.6%	28.92	83	4,346,402	131,363	38.4%	30.22
Total/Strategic Tenant Niche Total/Avg.	608	15,255,359	$446,584	100.0%	$29.27	330	11,351,907	$342,306	100.0%	$30.15

Note:  As of December 31, 2014, the weighted average lease term is 4.7 years for the Core Office Properties/Total Portfolio and 4.6 years for the Strategic Tenant Niche Properties.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	1.00	$1,140
2018	2	1	0.26	528
2019	1	6	1.00	2,184
2020	2	11	2.00	4,623
2022	1	6	1.00	1,475
			5.26	$9,950

(1)
This presentation excludes the effect of two properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties (effective April 1, 2014, all cash flows from such properties belong to the lender). This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of December 31, 2014 of 256,646 for the portfolio, including 162,279 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2014 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 12/31/14 (1)
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (3)
United States Government	(4)	58	3,393,401	22.2%	$123,117	27.6%	5.6
Booz Allen Hamilton, Inc.		7	710,297	4.7%	23,927	5.4%	1.6
Northrop Grumman Corporation		9	784,599	5.1%	22,397	5.0%	5.4
General Dynamics Corporation		7	527,725	3.5%	18,736	4.2%	3.3
The Boeing Company		11	642,776	4.2%	17,171	3.8%	3.8
Computer Sciences Corporation		3	296,430	1.9%	10,606	2.4%	4.4
CareFirst, Inc.		3	300,360	2.0%	9,970	2.2%	7.0
The MITRE Corporation		5	290,288	1.9%	9,322	2.1%	3.0
Wells Fargo & Company		2	171,534	1.1%	7,542	1.7%	4.0
Vadata Inc.		3	543,765	3.6%	5,857	1.3%	9.6
AT&T Corporation		3	307,579	2.0%	5,668	1.3%	4.4
L-3 Communications Holdings, Inc.		2	166,568	1.1%	5,449	1.2%	4.6
Science Applications International Corp.		4	126,577	0.8%	4,338	1.0%	4.5
Kratos Defense and Security Solutions		1	131,451	0.9%	4,253	1.0%	5.3
TASC Inc.		3	107,996	0.7%	4,097	0.9%	4.1
Raytheon Company		4	116,701	0.8%	4,031	0.9%	2.4
ITT Exelis		4	143,692	0.9%	4,028	0.9%	4.9
KEYW Corporation		2	144,443	0.9%	3,778	0.8%	6.5
The Johns Hopkins Insitutions		5	144,171	0.9%	3,734	0.8%	3.6
Unisys Corporation		1	156,891	1.0%	3,715	0.8%	5.4
Subtotal Top 20 Office Tenants		137	9,207,244	60.4%	291,736	65.3%	4.8
All remaining tenants		471	6,048,115	39.6%	154,848	34.7%	4.5
Total/Weighted Average		608	15,255,359	100.0%	$446,584	100.0%	4.7

(1)  Amounts reported exclude leases at properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2014, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Quarter Ended 9/30/14
Operating Properties
4969 and 4979 Mercantile Road	Greater Baltimore	White Marsh	2	96,721	7/14/14	0.0%	$5,960
9930 and 9940 Franklin Square	Greater Baltimore	White Marsh	2	71,992	7/30/14	62.5%	10,475
5020, 5022, 5024 and 5026 Campbell Boulevard	Greater Baltimore	White Marsh	4	134,245	8/4/14	76.9%	12,400
Land			N/A	N/A	Various		28,270
Subtotal - Quarter Ended 9/30/14			8	302,958			57,105

Total - Year Ended 12/31/14			8	302,958			$57,105

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land Held as of 12/31/14
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land Held (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	311,444	175,902	N/A	4,235,000	4,722,346
Northern Virginia	980,330	—	N/A	1,860,000	2,840,330
San Antonio	160,466	—	N/A	1,033,000	1,193,466
Huntsville, Alabama	69,191	—	N/A	4,103,000	4,172,191
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	2,720,000	2,720,000
Greater Philadelphia	—	140,765	N/A	720,000	860,765
Colorado Springs	—	—	N/A	2,540,000	2,540,000
Other	—	—	N/A	1,000,000	1,000,000
Total	1,521,431	343,789	N/A	18,320,000	20,185,220
	Costs to date by region
Baltimore/Washington Corridor	$54,253	$15,313	$—	$128,740	$198,306
Northern Virginia	88,174	—	—	86,386	174,560
San Antonio	25,157	—	—	20,186	45,343
Huntsville, Alabama	4,841	—	—	14,087	18,928
St. Mary’s and King George Counties	—	2,689	—	2,588	5,277
Greater Baltimore	—	—	—	65,296	65,296
Greater Philadelphia	—	13,211	—	16,723	29,934
Colorado Springs	—	—	—	24,262	24,262
Wholesale Data Center	—	—	215,303	—	215,303
Other	—	—	—	9,244	9,244
Total	$172,425	$31,213	$215,303	$367,512	$786,453

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	—	(15,268)	(173,013)	(29,893)	(218,174)
Assets held for sale	—	—	—	(14,339)	(14,339)
Deferred leasing costs and other assets	(4,571)	(3,134)	(809)	—	(8,514)
Projects in development or held for future development, including associated land costs (4)	$167,854	$12,811	$41,481	$323,280	$545,426
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our land held for future development as listed on page 26.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development.”

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/14 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 12/31/14 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date

Property and Location			2/6/2015
NOVA Office A Northern Virginia	Other	159,300	100%	$44,560	$44,067	4Q 14	1Q 15
Sentry Gateway - Z San Antonio, Texas	San Antonio	160,466	100%	34,715	25,157	4Q 14	1Q 15
Ashburn Crossing - DC10 Ashburn, Virginia	Ashburn	120,000	100%	16,275	12,815	1Q 15	1Q 15
7400 Redstone Gateway Huntsville, Alabama	Huntsville	69,191	100%	10,008	4,841	2Q 15	3Q 15
Southpoint Manassas - DC12 Manassas, Virginia	Other	150,000	100%	24,750	—	4Q 15	4Q 15
Southpoint Manassas - DC14 Manassas, Virginia	Other	150,000	100%	24,750	—	4Q15	4Q 15
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191,464	0%	57,300	36,324	1Q 15	1Q 16
NOVA Office B Northern Virginia	Other	161,030	0%	41,500	22,927	1Q 15	1Q 16
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	119,980	74%	31,535	17,929	3Q 15	3Q 16
NOVA Office D Northern Virginia	Other	240,000	100%	46,525	8,365	2Q 17	2Q 17
Total Under Construction		1,521,431	75%	$331,918	$172,425

(1)
Includes properties under active construction and properties that we were contractually committed to construct as of December 31, 2014 and two additional properties (DC12 and DC14) that became 100% leased in February 2015.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/14
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 12/31/14 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			12/31/2014
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania	Greater Philadelphia	140,765	100%	$2,850	$25,182	$28,032	$13,211	$2,850	1Q 15	2Q 15
44417 Pecan Court California, Maryland	St. Mary's County	27,122	0%	1,424	3,953	5,377	2,689	1,424	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52,000	0%	2,756	8,713	11,469	6,713	2,756	1Q 15	1Q 16
1201 Winterson Rd (AS 13) Linthicum, Maryland	Airport Square	67,450	0%	4,514	12,249	16,763	4,813	4,514	3Q 15	3Q 16
921 Elkridge Landing Rd (AS 5) Linthicum, Maryland	Airport Square	56,452	0%	3,724	TBD	TBD	3,787	3,724	TBD	TBD
Total Under Redevelopment (3)		343,789	41%	$15,268	$50,097	$61,641	$31,213	$15,268

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Excludes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported on Summary of Land Held included on page 26 until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Summary of Land Held as of 12/31/14 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Held for Future Development
Baltimore/Washington Corridor
National Business Park	193	1,976
Arundel Preserve	83	960
Columbia Gateway	27	630
M Square	49	525
Airport Square	5	84
Subtotal	357	4,175
Northern Virginia	71	1,860
San Antonio, Texas	69	1,033
Huntsville, Alabama	434	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Greater Philadelphia, Pennsylvania (3)	41	720
Total land held for future development	1,065	13,478	$277,719

Other Land
Baltimore/Washington Corridor	6	60
Greater Baltimore	115	1,242
Colorado Springs, Colorado	171	2,540
Other	107	1,000
Total other land held	399	4,842	$59,900

Land held	1,464	18,320	$337,619
Land held for sale	(56)	(632)	(14,339)
Land held, net	1,408	17,688	$323,280

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 23 (in thousands).

(3)
Includes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported as land held until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of December 31, 2014:
Insiders	619	317	—	936	0.96%
Non-insiders	92,636	3,521	610	96,767	99.04%
Total	93,255	3,838	610	97,703	100.00%

COMMON EQUITY - End of Quarter	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Unrestricted Common Shares	92,865	87,306	87,256	87,162	87,017
Restricted Common Shares	390	406	412	433	377
Common Shares	93,255	87,712	87,668	87,595	87,394
Common Units	3,838	3,860	3,899	3,929	3,978
Total	97,093	91,572	91,567	91,524	91,372
End of Quarter Common Share Price	$28.37	$25.72	$27.81	$26.64	$23.69
Market Value of Common Shares/Units	$2,754,528	$2,355,232	$2,546,478	$2,438,199	$2,164,603
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5% (1)	$—	$—	$—	$50,000	$50,000
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	172,500	172,500	172,500	222,500	222,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$257,883	$257,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$257,883	$257,883
Market Value of Common Shares/Units	2,754,528	2,355,232	2,546,478	2,438,199	2,164,603
Total Equity Market Capitalization	$2,962,411	$2,563,115	$2,754,361	$2,696,082	$2,422,486
(1) These shares were redeemed on June 16, 2014.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of December 31, 2014
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 12/31/14

Debt Outstanding
Fixed rate
Secured debt (1)	6.16%	6.16%	3.1		$387,139	6.0%
Senior Unsecured Notes	4.09%	4.24%	7.9		890,862	4.1%
Exchangeable Senior Notes	4.25%	6.05%	0.3		572	4.3%
Other Unsecured Debt	0.00%	6.50%	11.3		1,607	—%
Total fixed rate debt (1)	4.71%	4.83%	6.5		$1,280,180	4.8%
Variable rate
Secured debt	2.41%	2.41%	0.8		$36,877	2.4%
Unsecured Revolving Credit Facility	1.46%	1.46%	2.5	$800,000	83,000	1.5%
Unsecured Term Loans	1.80%	1.80%	2.3		520,000	1.8%
Total variable rate debt	1.79%	1.79%	2.2		$639,877	2.8%	(2)(3)
Total consolidated debt outstanding	3.74%	3.81%	5.1		$1,920,057	4.2%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$436,877	0.7%

% of Fixed Rate Loans (2)					89.4%
% of Variable Rate Loans (2)					10.6%
					100.0%

Recourse debt					$1,550,519
Nonrecourse debt					369,538
Total consolidated debt outstanding					$1,920,057

(1)	Excludes incremental additional interest associated with default rate on debt in default that we expect to extinguish via conveyance of properties.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	December 31, 2014
Secured debt	$424,016
Unsecured debt	1,496,041
Debt in default to be extinguished via conveyance of properties	(150,000)
Numerator for debt to adjusted book ratio	$1,770,057

Unencumbered adjusted book	$4,024,931
Encumbered adjusted book	431,902
Total adjusted book (1)	$4,456,833

# of Operating Office Properties (1)
Unencumbered	156
Encumbered	17
Total (1)	173

Square Feet of Office Properties (in thousands) (1)
Unencumbered	14,766
Encumbered	2,024
Total (1)	16,790

	Three Months Ended 12/31/14
Unencumbered NOI from real estate operations	$64,831
Encumbered NOI from real estate operations	11,642
NOI from properties to be conveyed to extinguish debt in default	828
Total NOI from real estate operations	$77,301

Unencumbered adjusted EBITDA	$58,777
Encumbered adjusted EBITDA (1)	11,637
Total adjusted EBITDA (1)	$70,414

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 12/31/14
Adjusted EBITDA debt service coverage ratio	3.7x
Adjusted EBITDA fixed charge coverage ratio	2.8x
Adjusted debt to in-place adjusted EBITDA ratio	6.3x

	As of and for Three Months Ended 12/31/14
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	42.5%	Less than 60%
Secured Debt / Total Assets	8.5%	Less than 40%
Debt Service Coverage	3.3x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	257.6%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.46%	$—	$—	$83,000	$—		$—	$83,000
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	900,000	900,000

Exchangeable Senior Notes	4.25%	6.05%	575	—	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.66%	150,000	—	—	—	—	—	150,000
2017 maturities (1)	LIBOR + 1.50%	1.66%	—	—	250,000	—	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.26%	—	—	—	—	120,000	—	120,000
2026 maturities	0.00%	0.00%	200	200	200	200	200	1,261	2,261
Total Other Unsecured Debt			150,200	200	250,200	200	120,200	1,261	522,261

Total Unsecured Debt			$150,775	$200	$333,200	$200	$120,200	$901,261	$1,505,836
Secured Debt
Fixed Rate Secured Debt
2015 maturities (3)	5.65%	5.65%	$150,000	$—	$—	$—	$—	$—	$150,000
2016 maturities	7.22%	7.21%	4,128	169,343	—	—	—	—	173,471
2017 maturities	5.45%	5.85%	189	200	4,302	—	—	—	4,691
Thereafter	4.41%	4.38%	1,576	1,656	1,745	1,836	1,894	50,228	58,935
Total Fixed Rate Secured Debt			155,893	171,199	6,047	1,836	1,894	50,228	387,097
Variable Rate Secured Debt	LIBOR + 2.25%	2.41%	36,877	—	—	—	—	—	36,877
Total Secured Debt			$192,770	$171,199	$6,047	$1,836	$1,894	$50,228	$423,974

Total Debt			$343,545	$171,399	$339,247	$2,036	$122,094	$951,489	$1,929,810

Fixed Rate Debt	4.71%	4.83%	$156,668	$171,399	$6,247	$2,036	$2,094	$951,489	$1,289,933
Variable Rate Debt	1.79%	1.79%	186,877	—	333,000	—	120,000	—	639,877
Total Debt			$343,545	$171,399	$339,247	$2,036	$122,094	$951,489	$1,929,810

Balloon Payments			$336,751	$166,062	$337,110	$—	$120,000	$943,562	$1,903,485
Scheduled Principal Amortization			6,794	5,337	2,137	2,036	2,094	7,927	26,325
Total Debt			$343,545	$171,399	$339,247	$2,036	$122,094	$951,489	$1,929,810
							Net discount		(9,753)
							Consolidated debt		$1,920,057

(1)	Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.

(2)	May be extended by two one-year periods at our option, subject to certain conditions.

(3)
Excludes incremental additional interest assoc. with default rate. This loan was originally due to mature in 2017 prior to being accelerated by the lender in July 2014. In connection with loan default proceedings, we expect to transfer title to the properties and be relieved of the debt obligation plus accrued interest in the first quarter of 2015.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 12/31/14
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	$56,131	$36,877	50%
Huntsville, AL:
LW Redstone Company, LLC (4 properties)	426	85.4%	75,389	37,678	85%
Total/Average	668	89.5%	$131,520	$74,555
NOI of Operating Properties for the Three Months Ended 12/31/14 (2)	$3,231
NOI of Operating Properties for the Year Ended 12/31/14 (2)	$10,882

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,283	$—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	68,145	—	85%
Total	4,628	$71,428	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Net income	$5,937	$24,548	$9,050	$5,671	$92,672	$45,206	$101,544
Interest expense on continuing and discontinued operations	23,286	24,802	23,478	20,827	23,181	92,393	90,231
Income tax expense	53	101	92	64	1,917	310	1,978
Depreciation of furniture, fixtures and equipment (FF&E)	513	543	843	505	495	2,404	2,054
Real estate-related depreciation and amortization	31,358	30,237	30,895	43,596	31,322	136,086	117,719
Impairment losses	48	42	1,328	1	921	1,419	32,047
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	9,106	176	363	23	(67,808)	9,668	(40,780)
Loss (gain) on sales of operating properties	2	(5,123)	—	4	(9,004)	(5,117)	(9,004)
Gain on sales of non-operational properties	(43)	(5,535)	—	—	—	(5,578)	(2,683)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(74)	63	282	20	221	291	206
EBITDA from properties to be conveyed to extinguish debt in default	(828)	(732)	(531)	—	—	(2,091)	—
Executive transition costs	1,056	—	—	—	—	1,056	—
Adjusted EBITDA	$70,414	$69,122	$65,800	$70,711	$73,917	$276,047	$293,312
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	8,912	7,211	7,528	8,143	8,442	31,794	30,873
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,466	1,430	1,351	1,326	1,367	5,573	5,436
Depreciation of FF&E	(513)	(543)	(843)	(505)	(495)	(2,404)	(2,054)
Income from construction contracts and other service operations	(1,653)	(1,146)	(725)	(3,166)	(605)	(6,690)	(3,488)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,074)	(1,254)	(1,581)	(1,305)	(1,106)	(5,214)	(4,040)
Equity in (income) loss of unconsolidated entities	(23)	(193)	47	(60)	(1,899)	(229)	(2,110)
NOI from properties to be conveyed to extinguish debt in default	828	732	531	—	—	2,091	—
Executive transition costs	(1,056)	—	—	—	—	(1,056)	—
NOI from real estate operations	$77,301	$75,359	$72,108	$75,144	$79,621	$299,912	$317,929

Adjusted EBITDA	$70,414	$69,122	$65,800	$70,711	$73,917
Less: NOI from properties in quarter of disposition	—	(106)	—	—	(5,107)
In-place adjusted EBITDA	$70,414	$69,016	$65,800	$70,711	$68,810

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Discontinued Operations
Revenues from real estate operations	$(2)	$(36)	$5	$19	$8,233	$(14)	$37,636
Property operating expenses	24	175	(84)	20	(2,982)	135	(13,505)
Depreciation and amortization	—	—	—	—	(996)	—	(4,505)
General, administrative and leasing expenses	—	—	—	—	(3)	—	(4)
Interest	—	—	—	—	(1,905)	—	(8,221)
(Loss) gain on early extinguishment of debt	—	—	(93)	(23)	67,810	(116)	67,810
Impairment recoveries (losses)	—	24	(26)	(1)	(921)	(3)	(26,190)
Gain (loss) on sales of depreciated real estate properties	—	28	—	(4)	2,671	24	2,671
Discontinued operations	$22	$191	$(198)	$11	$71,907	$26	$55,692
GAAP revenues from real estate operations from continuing operations	$120,613	$118,276	$115,959	$124,877	$118,487	$479,725	$460,997
Revenues from discontinued operations	(2)	(36)	5	19	8,233	(14)	37,636
Real estate revenues	$120,611	$118,240	$115,964	$124,896	$126,720	$479,711	$498,633
GAAP property operating expenses from continuing operations	$43,334	$43,056	$43,772	$49,772	$44,117	$179,934	$167,199
Property operating expenses from discontinued operations	(24)	(175)	84	(20)	2,982	(135)	13,505
Real estate property operating expenses	$43,310	$42,881	$43,856	$49,752	$47,099	$179,799	$180,704
Gain on sales of real estate, net, per statements of operations	$41	$10,630	$—	$—	$6,333	$10,671	$9,016
Gain (loss) on sales of real estate from discontinued operations	—	28	—	(4)	2,671	24	2,671
Gain (loss) on sales of real estate from continuing and discont. operations	41	10,658	—	(4)	9,004	10,695	11,687
Less: Gain on sales of non-operating properties	(43)	(5,535)	—	—	—	(5,578)	(2,683)
(Loss) gain on sales of operating properties	$(2)	$5,123	$—	$(4)	$9,004	$5,117	$9,004
Impairment losses, per statements of operations	$48	$66	$1,302	$—	$—	$1,416	$5,857
Impairment (recoveries) losses on discontinued operations	—	(24)	26	1	921	3	26,190
Total impairment losses	$48	$42	$1,328	$1	$921	$1,419	$32,047
Impairment (losses) recoveries on previously depreciated operating properties	(48)	7	(1,328)	(1)	(921)	(1,370)	(32,047)
Impairment losses on non-operating properties	$—	$49	$—	$—	$—	$49	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Depreciation and amortization associated with real estate operations from continuing operations	$31,358	$30,237	$30,895	$43,596	$30,326	$136,086	$113,214
Depreciation and amortization from discontinued operations	—	—	—	—	996	—	4,505
Real estate-related depreciation and amortization	$31,358	$30,237	$30,895	$43,596	$31,322	$136,086	$117,719
Interest expense from continuing operations	$23,286	$24,802	$23,478	$20,827	$21,276	$92,393	$82,010
Interest expense from discontinued operations	—	—	—	—	1,905	—	8,221
Total interest expense	23,286	24,802	23,478	20,827	23,181	92,393	90,231
Less: Amortization of deferred financing costs	(1,020)	(1,357)	(1,122)	(1,167)	(1,159)	(4,666)	(5,451)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(261)	(259)	(229)	(171)	48	(920)	(1,015)
Less: Interest exp. on debt in default to be exting. via conveyance of properties	(4,320)	(4,231)	(4,133)	—	—	(12,684)	—
Denominator for interest coverage	17,685	18,955	17,994	19,489	22,070	74,123	83,765
Scheduled principal amortization	1,603	1,477	1,582	1,855	2,252	6,517	9,481
Denominator for debt service coverage	19,288	20,432	19,576	21,344	24,322	80,640	93,246
Capitalized interest	1,740	1,314	1,422	1,589	2,042	6,065	8,785
Preferred share dividends - redeemable non-convertible	3,552	3,553	4,344	4,490	4,490	15,939	19,971
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$24,745	$25,464	$25,507	$27,588	$31,019	$103,304	$122,662
Preferred share dividends	$3,552	$3,553	$4,344	$4,490	$4,490	$15,939	$19,971
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends	25,638	24,112	24,103	24,091	24,026	97,944	95,246
Common unit distributions	1,055	1,062	1,072	1,081	1,094	4,270	4,280
Total dividends/distributions	$30,410	$28,892	$29,684	$29,827	$29,775	$118,813	$120,157
Common share dividends	$25,638	$24,112	$24,103	$24,091	$24,026	$97,944	$95,246
Common unit distributions	1,055	1,062	1,072	1,081	1,094	4,270	4,280
Dividends and distributions for payout ratios	$26,693	$25,174	$25,175	$25,172	$25,120	$102,214	$99,526

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Total Assets	$3,670,257	$3,680,188	$3,709,500	$3,605,897	$3,629,952	$3,670,257	$3,629,952
Accumulated depreciation	703,083	679,598	655,214	635,178	597,649	703,083	597,649
Accumulated depreciation included in assets held for sale	—	—	3,121	—	—	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	214,611	207,864	201,627	199,500	193,142	214,611	193,142
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	4,277	—	—	—	—
Less: Adj. book assoc. with properties to be conveyed to exting. debt in default	(131,118)	(130,346)	(130,921)	—	—	(131,118)	—
Adjusted book	$4,456,833	$4,437,304	$4,442,818	$4,440,575	$4,420,743	$4,456,833	$4,420,743
Debt, net	$1,920,057	$2,049,992	$2,099,343	$1,931,831	$1,927,703
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)	(150,000)	—	—
Numerator for debt to adjusted book ratio	1,770,057	1,899,992	1,949,343	1,931,831	1,927,703
Less: Cash and cash equivalents	(6,077)	(40,018)	(76,216)	(18,374)	(54,373)
Adjusted debt	$1,763,980	$1,859,974	$1,873,127	$1,913,457	$1,873,330

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default to be extinguished via conveyance of properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes and executive transition costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to

Corporate Office Properties Trust
Definitions

accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default to be extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we have defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and

Corporate Office Properties Trust
Definitions

investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income (loss) is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Corporate Office Properties Trust
Definitions

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.